SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Portec Rail Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 3, 2004

Dear Shareholder:

     We cordially invite you to attend the Annual Meeting of Shareholders of Portec Rail Products, Inc. (the “Company”). The Annual Meeting will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, at 10:00 a.m. on May 26, 2004.

     The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that shareholders may have. Also enclosed for your review is our Annual Report to Shareholders, which contains detailed information concerning the activities and operating performance of the Company.

     The business to be conducted at the Annual Meeting consists of the election of eleven (11) directors to the Board of Directors of the Company and the ratification of the appointment of BKD, LLP as independent auditors for the Company for the year ending December 31, 2004. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of the Company’s independent auditors.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

John S. Cooper
President and Chief Executive Officer

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 26, 2004

     Notice is hereby given that the Annual Meeting of Shareholders of Portec Rail Products, Inc. (the “Company”) will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701 at 10:00 a.m. on May 26, 2004.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of eleven (11) directors to the Board of Directors;

2.	the ratification of the appointment of BKD, LLP as independent auditors for the Company for the year ending December 31, 2004; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 26, 2004 are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s main office, 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, for the period beginning two days after notice of the Annual Meeting is given through the date of the Annual Meeting. It also will be available for inspection at the meeting itself.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

Kirby J. Taylor
Corporate Secretary
Pittsburgh, Pennsylvania
May 3, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

ANNUAL MEETING OF SHAREHOLDERS
May 26, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Portec Rail Products, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), which will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, on May 26, 2004, at 10:00 a.m., and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about May 3, 2004.

REVOCATION OF PROXIES

     Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES AND VOTING PROCEDURES

     Holders of record of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as of the close of business on April 26, 2004 (the “Record Date”) are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 8,618,002 shares issued and 8,618,002 shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote FOR the election of the eleven (11) nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Under the West Virginia Business Corporation Act, in the election of directors, holders of Common Stock possess cumulative voting rights. They have as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share of Common Stock is entitled to one vote.

     As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a shareholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

     Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, as well as the shares owned by the Company’s directors and executive officers as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
	of Beneficial	of Common Stock
Name and Address of Beneficial Owners	Ownership(1)	Outstanding
All Directors and Executive Officers	4,708,070	54.6%
as a Group (16 persons)

Principal Shareholders:

Marshall T. Reynolds(2)	1,088,818	12.6%
P.O. Box 4040 Huntington, WV 25729

Daniel P. Harrington(3)	745,446	8.6%
30195 Chagrin Boulevard Suite 310 Pepper Pike, OH 44124

Douglas V. Reynolds(4)	529,646	6.1%
P.O. Box 4040 Huntington, WV 25729

Thomas W. Wright(5)	682,200	7.9%
Wright Family Partnership P.O. Box 1029 Ashland, Kentucky 41105

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 12,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(3)	Mr. Harrington’s beneficial ownership includes 699,446 shares held by TVI Corp., of which Mr. Harrington is president. Mr. Harrington has shared voting and investment power over such shares, and sole voting and investment power over 46,000 shares.

(4)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 24,000 shares held in an irrevocable trust, as to which Mr. Reynolds has shared voting and investment power.

(5)	The Wright Family Partnership beneficially owns 682,200 shares. Mr. Wright’s beneficial ownership consists of the 682,000 shares held by the Wright Family Partnership, of which Mr. Wright is the general partner. Mr. Wright has sole voting and investment power over all such shares.

PROPOSAL 1—ELECTION OF DIRECTORS

     The Company’s Board of Directors currently is composed of 15 members. As a result of the Company’s recent initial public offering, the Company is now subject to corporate governance requirements under the Sarbanes-Oxley Act of 2002 and Nasdaq listing requirements. To be in compliance with these corporate governance requirements, the Company is taking steps to reconstitute the Board of Directors. On April 12, 2004, the Company’s Board of Directors was increased by two members, and Messrs. A. Michael Perry and Thomas W. Wright were elected as directors to serve until the Annual Meeting, at which they will stand for re-election. Four current directors of the Company, Messrs. Bale, Jarosinski, Papazoglou and Sieja, have not been nominated for re-election at the Annual Meeting. The principal purpose of the Board’s reconstitution is to assure that a majority of the Board members are independent directors.

     Under applicable law, the Company’s directors are to be elected annually. Directors of the Company are generally elected to serve for a one-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors each of the nominees listed in the table below, each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a one-year period and until his successor has been elected and shall qualify.

     The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

					Shares of Common
				Current	Stock Beneficially
				Term to	Owned on Record
Names and Address(1)	Age(2)	Positions Held	Director Since	Expire	Date (3)		Percent of Class
Nominees:

Marshall T. Reynolds	67	Chairman of the Board	1997	2004	1,088,818	(4)	12.6%
John S. Cooper	69	Director, President	1997	2004	194,100		2.3
		and Chief Executive
		Officer
Philip E. Cline	71	Director	1998	2004	244,646		2.8
Daniel P. Harrington	48	Director	1998	2004	745,446	(5)	8.7
Charles R. Hooten, Jr.	77	Director	1998	2004	270,446	(6)	3.1
A. Michael Perry	67	Director	2004	2004	—		—
Douglas V. Reynolds	28	Director	1998	2004	529,646	(7)	6.1
Neal W. Scaggs	68	Director	1998	2004	247,246		2.9
Robert L. Shell, Jr.	60	Director	1998	2004	349,000	(8)	4.1
Kirby J. Taylor	58	Director and Corporate	1997	2004	123,022	(9)	1.4
		Secretary
Thomas W. Wright	52	Director	2004	2004	682,200	(10)	7.9

Directors Whose Terms of Office Expire:
Gary Bale	45	Director, Managing	2003	2004	—		—
		Director, Portec Rail
		Products (UK) Ltd.
Richard J. Jarosinski	50	Director, President	1998	2004	51,200		0.6
		and General Manager,
		Railway Maintenance
		Products Division
Konstantinos Papazoglou	51	Director, President,	1998	2004	80,000	(11)	0.9
		Portec, Rail Products
		Ltd.
Lucian J. Sieja	62	Director, President,	1998	2004	88,900		1.0
		Shipping Systems
		Division
Executive Officers Who Are Not Directors:

Michael D. Bornak	41	Chief Financial Officer	N/A	N/A	13,400	(12)	0.2
All Directors and
Executive Officers as a Group (16 persons)					4,708,070		54.6%

(1)	The mailing address for each person listed is 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250.

(2)	As of December 31, 2003.

(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(4)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 12,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(5)	Mr. Harrington’s beneficial ownership includes 699,446 shares held by TVI Corp., of which Mr. Harrington is president. Mr. Harrington has shared voting and investment power over such shares, and sole voting and investment power over 46,000 shares.

(6)	Mr. Hooten has sole voting and investment power over all reported shares, except for 3,200 shares that are beneficially owned by Mr. Hooten’s spouse.

(7)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 24,000 shares held in an irrevocable trust, as to which Mr. Reynolds has shared voting and investment power.

(8)	Mr. Shell has sole voting and investment power over all reported shares, except 1,000 shares beneficially owned by his minor children and 30,000 shares beneficially owned by Mr. Shell’s spouse.

(9)	Mr. Taylor has sole voting and investment power over all reported shares, except for 16,158 shares beneficially owned by Mr. Taylor’s spouse.

(10)	Mr. Wright’s beneficial ownership includes 682,200 shares held by the Wright Family Partnership, of which Mr. Wright is the general partner. Mr. Wright has sole voting and investment power over all such shares.

(11)	Mr. Papazoglou has sole voting and investment power over all reported shares, except for 32,000 shares beneficially owned by Mr. Papazoglou’s spouse.

(12)	Mr. Bornak has shared voting and investment power over all reported shares.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Marshall T. Reynolds has served as chairman of the Board of Portec Rail Products since December 1997. Mr. Reynolds has served as chief executive officer and chairman of the board of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and furniture, from 1992 to the present, and sole shareholder from 1972 to 1993; president and general manager of The Harrah & Reynolds Corporation, from 1964 and sole shareholder since 1972; chairman of the board of the Radisson Hotel in Huntington, West Virginia; and chairman of McCorkle Machine and Engineering Company in Huntington, West Virginia. Mr. Reynolds also serves as a director of the Abigail Adams National Bancorp, Inc. in Washington, D.C.; chairman of the board of First Guaranty Bank in Hammond, Louisiana; and chairman of the board of Premier Financial Bancorp in Huntington, West Virginia. Mr. Reynolds is the father of Douglas V. Reynolds, a director of Portec Rail Products.

     John S. Cooper was hired by Portec Rail Products’ predecessor in July 1979 as division vice president of operations of the company’s Railcar Division. Mr. Cooper became division vice president and general manager of the Railcar Division in August 1980, vice president and group executive in June 1983, vice president and general manager of the Railway Maintenance Products Division in April 1985, senior vice president and group executive of the Railroad Group in February 1987 and president, chief executive officer and a member of the Board of Directors of Portec Rail Products, Inc. in December 1997. Prior to Portec Rail Products, he worked for the American Bridge Division of U.S. Steel for 23 years. Mr. Cooper received his degree in civil engineering from Penn State University.

     Philip E. Cline has served as a member of the Board of Directors of Portec Rail Products since January 1998. Mr. Cline has served as president of River City Associates, Inc and general manager of the Radisson Hotel in Huntington, West Virginia since June 2000. He served as president of Monumental Concrete from June 1999 to June 2000. Mr. Cline served as president and chief executive officer of Broughton Foods Company from November 1996 to June 1999. He was employed in various capacities, including vice president and treasurer, executive vice president and consultant, by J. H. Fletcher & Co., a manufacturer of underground mining equipment in Huntington, West Virginia from 1968 to 1996.

     Daniel P. Harrington has served as a member of the Board of Directors of Portec Rail Products since January 1998. Since 1991, Mr. Harrington has served as the president, chief executive officer and a director of HTV Industries, Inc., a privately held company engaged in manufacturing and investments in various industries. Mr. Harrington is president of TVI Corporation, which is a wholly-owned subsidiary of HTV Industries, Inc. Mr. Harrington is a director of Biopure Corporation in Boston, Massachusetts, Churchill Downs, Inc. in Louisville, Kentucky, First Guaranty Bank in Hammond, Louisiana and First State Financial Corporation, Inc. in Sarasota, Florida.

     Charles R. Hooten, Jr. has served as a member of the Board of Directors of Portec Rail Products since January 1998. Since 1948, Mr. Hooten has held various senior management positions at the Hooten Equipment Company, including that of president since 1976. Mr. Hooten is a member of the board of directors of Champion Industries, Inc., Premier Financial Bancorp and C. J. Hughes Construction Company, and is also a member of the Natural Resource Commission of the State of West Virginia. Mr. Hooten is also the president of Empire Investors, Inc., Tyler Plaza, Inc. and Virginia Street Corporation.

     A. Michael Perry has served as a member of the Board of Directors since April 2004. Mr. Perry served as chief executive officer of Bank One West Virginia Corporation (formerly Key Centurian Bancshares, Inc.) from 1983 until his retirement in June 2001. He also served that institution as chairman of the board from November 1993 until June 2001, and as president from 1983 until 1993. Mr. Perry is a member of the board of directors of Champion Industries, Inc. and Arch Coal, Inc.

     Douglas V. Reynolds has served as a member of the Board of Directors of Portec Rail Products since January 1998. Mr. Reynolds has been engaged in the private practice of law since June 2003. He previously served as an attorney for the public defenders office of Cabell County from May 2001 to June 2003. Mr. Reynolds attended West Virginia University Law School from September 1999 to May 2002, and Duke University from September 1995 to May 1999. Mr. Reynolds is the president of the Transylvania Corporation, chairman of the board of C. J. Hughes Construction Company, and a director of The Harrah & Reynolds Corporation, and Abigail Adams National Bank. Mr. Reynolds is a graduate of Duke University and holds a law degree from West Virginia University. Mr. Reynolds is the son of Marshall T. Reynolds, Portec Rail Products’ Chairman of the Board.

     Neal W. Scaggs has served as a member of the Board of Directors of Portec Rail Products since January 1998. Since 1961, Mr. Scaggs has served as the president of Baisden Brothers, Inc. Mr. Scaggs is also a director of Champion Industries, Inc., Premier Financial Bancorp, Logan Corporation and C. J. Hughes Construction Company, and serves as chairman of the board of First State Financial Corp. and Bucane, Inc.

     Robert L. Shell, Jr. has served as a member of the Board of Directors of Portec Rail Products since January 1998. Mr. Shell is the chairman and chief executive officer of Guyan International, a privately held holding company for manufacturing and service companies, a position he has held since 1985. Mr. Shell is a director of First Guaranty Bank, Hammond, Louisiana; of First State Financial Corporation, Inc., and of First Sentry Bank, Huntington, West Virginia. Mr. Shell has been a member of the board of directors of the Huntington Boys and Girls Club, and the governing board of Marshall University, since 2002. He previously served on the boards of the Cabell Huntington Hospital Foundation and the West Virginia Foundation for Independent Colleges and as the chairman of the Marshall Artists Series of Marshall University.

     Kirby J. Taylor has served as a member of the Board of Directors of Portec Rail Products since December 1997. He has served as president and chief operating officer of Champion Industries, Inc. since September 2000. Mr. Taylor was president and chief executive officer of Action Business Consulting, a management consulting firm, from November 1997 to September 2000. He previously spent four years with General Electric, 22 years with Tenneco Inc., two years with Outboard Marine Corp. and two years with Addington Resources, Inc. Mr. Taylor is a member of the board of directors of C. J. Hughes Construction Company.

     Thomas W. Wright has served as a member of the Board of Directors since April 2004. He has served as chief executive officer of NexQuest, Inc. since 1996. From 1971 to 1996, Mr. Wright was president/owner and then president of an industrial services company. Mr. Wright is a member of the board of directors of Premier Financial Bancorp, Inc. He previously served as board chairman of Rose Hill Christian School, and regional vice chairman and board member for Kentucky Chamber of Commerce. He is a former member of the Eastern Kentucky University Foundation and a former director for National City Bank.

     Gary Bale has served as a member of the Board of Directors of Portec Rail Products since February 2003. Mr. Bale has been the managing director of Portec Rail Products (UK) Ltd. since December 2001. Prior to becoming managing director, Mr. Bale was a senior product engineer, and was previously employed by Conveyors International Ltd. since November 1983.

     Richard J. Jarosinski has served as a member of the Board of Directors since January 1998. Mr. Jarosinski has been employed by Portec Rail Products’ predecessor since 1975. Mr. Jarosinski is the president and general manager of Portec Rail Products, Railway Maintenance Products Division.

     Konstantinos Papazoglou has served as a member of the Board of Directors since January 1998. Mr. Papazoglou has been employed by Portec Rail Products’ predecessor since 1978. Mr. Papazoglou is the president of Portec, Rail Products Ltd.

     Lucian J. Sieja has served as a member of the Board of Directors since January 1998. Mr. Sieja has been employed by Portec Rail Products’ predecessor since 1994. Mr. Sieja has served as president of the Shipping Systems Division since June 1994. Previously, he worked for National Castings Inc. for 27 years. Mr. Sieja received his BSME/IE degree from The University of Toledo.

     Executive Officers of the Company Who Are Not Directors

     Michael D. Bornak has served as the chief financial officer of Portec Rail Products since January 1998. Prior to joining Portec Rail Products, Mr. Bornak was controller of Precise Technology, Inc. Prior to joining Precise Technology, Inc. in 1992, Mr. Bornak was employed in the accounting and treasury departments of National Steel Corporation. Prior to joining National Steel Corporation in 1986, Mr. Bornak was a senior auditor with Ernst & Young. Mr. Bornak is a certified public accountant.

Service on Public Company Boards

     Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Hooten, Scaggs and Wright are directors of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Messrs. Marshall Reynolds, Harrington and Shell are directors of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Messrs. Marshall Reynolds, Douglas Reynolds and Shell are directors of Abigail Adams National Bancorp, Inc., of Washington D.C., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Cline, Hooten, Perry and Scaggs are directors of Champion Industries, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Harrington is a director of Biopure Corporation, of Cambridge, Massachusetts and Churchill Downs Incorporated, of Louisville, Kentucky, which have a class of securities registered pursuant to the Securities Exchange Act of 1934.

Board Independence

     The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that Messrs. Harrington, Hooten, Perry, Scaggs, Shell and Wright, are “independent directors” within the meaning of such standards.

     The Board of Directors has recently adopted a policy that the independent directors of the Board shall meet in executive session periodically, which meetings may be held in conjunction with regularly scheduled Board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4 or 5 on a timely basis. However, the Company’s officers and directors were not required to file these reports in 2003, as the Company did not become subject to these SEC requirements until January 2004.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company meets quarterly, or more often as may be necessary. The Board of Directors has four standing committees: the Executive Committee, Compensation Committee, Nominating Committee and Audit Committee. The Board of Directors held four regularly scheduled meetings and one special meeting during 2003. Except for Messrs. Harrington and Shell, no director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he served during 2003.

     The Executive Committee. The Executive Committee generally has the power and authority to act on behalf of the Board of Directors while the Board is not in session, except as otherwise provided by law and subject at all times to the direction of the Board of Directors. During 2003, the Executive Committee also acted as the Company’s Compensation Committee. The Executive Committee is comprised of Directors Marshall T. Reynolds (Chairman), Douglas V. Reynolds, Kirby J. Taylor and John S. Cooper, and met two times during 2003.

     The Compensation Committee. The Board of Directors established a Compensation Committee in April 2004. The Compensation Committee is responsible for recommending to the full Board the compensation of the chief executive officer and senior management, reviewing and administering overall compensation policy, including setting performance measures and goals, administering any stock-based compensation plans as may be adopted, approving benefit programs, establishing compensation of the Board of Directors and other matters of personnel policy and practice. During 2003, the Company’s Executive Committee also acted as the Compensation Committee. The new Compensation Committee is comprised of Directors Harrington (Chairman), Perry and Shell. Each member of the new Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Compensation Committee did not meet during 2003, since it was first established in April 2004. The report of the Compensation Committee is included elsewhere in the proxy statement.

     The Nominating Committee. In April 2004, the Board of Directors reconstituted the Nominating Committee. The new Nominating Committee of the Company consists of Messrs. Hooten (Chairman), Scaggs and Shell. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Committee, which is appended to this proxy statement as Exhibit B. This charter is also available at the Company’s website at http://www.portecrail.com/. The Company’s previously existing Nominating Committee did not meet during 2003.

     The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership; and

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its shareholders; and

•	has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

     The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

     At a meeting in April 2004, the Nominating Committee recommended to the Board of Directors that Messrs. Perry and Wright be appointed directors, and the Board of Directors then approved that recommendation. The Nominating Committee considered, among other things, the criteria listed above, including the independence of Messrs. Perry and Wright, in making its recommendation to the Board of Directors.

     The Audit Committee. The Audit Committee of the Company consists of Messrs. Cline (Chairman), Scaggs and Hooten. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3, except for Mr. Cline. Although Mr. Cline does not meet the criteria as an independent director, since he serves as an executive officer of and receives compensation from another company controlled by Mr. Marshall Reynolds, the Company’s Nominating Committee and Board of Directors determined that it is advisable and in the best interests of the Company for Mr. Cline to continue to serve on the Audit Committee in view of his extensive experience and knowledge of the Company. The Company expects to have a fully independent Audit Committee within one year of the effective date of the registration statement for its public offering. The Company has been granted an exemption by Nasdaq which permits Mr. Cline to remain on the Audit Committee during that one year period.

     Based on its review of the criteria of an audit committee financial expert under the rules adopted by the SEC, the Board of Directors does not believe that any member of the Audit Committee qualifies as an audit committee financial expert. At this time, the Board of Directors believes it would be desirable for the Audit Committee to have an audit committee financial expert serving on the Committee. While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

     The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters. The Audit Committee also has the authority to approve the annual engagement of the independent auditor for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditor the Company’s annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

     The Audit Committee of the Company met one time during 2003. The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Company, the current version of which is appended to this proxy statement as Exhibit A. The charter also is available at the Company’s website at http://www.portecrail.com/.

Procedures for the Nomination of Directors by Shareholders

     The Nominating Committee has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company’s shareholders. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, at 900 Old Freeport

Road, Pittsburgh, Pennsylvania 15238-8250. The Corporate Secretary must receive a submission not less than forty-five (45) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the shareholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

     A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements adopted by the Company in the future.

Shareholder Communications with the Board

     A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company, at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

     In December 2003, the Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the Company’s officers, directors and employees, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (collectively the “Codes”). The Codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. We have filed copies of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K. The Code of Ethics is available on the Company’s website at http://www.portecrail.com/. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Audit Committee Report

     In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2003;

•	discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the Audit Committee appointed BKD, LLP as the Company’s independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the shareholders.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Philip E. Cline (Chairman)
Neal W. Scaggs
Charles R. Hooten, Jr.

Stock Performance Graph

     A stock performance graph is not presented herein, since the Company’s common stock did not commence trading until the completion of its initial public offering in January 2004.

Compensation Committee Interlocks and Insider Participation

     Under recently adopted Board policies, the full Board of Directors of the Company approves the salaries to be paid each year to the chief executive officer and senior management of the Company, based on the recommendations of the Compensation Committee. The Compensation Committee is comprised of independent directors. Under the Board’s new policies, Mr. Cooper, and any other director who is also an executive officer of the Company, will not participate in the Board of Directors determination of compensation for their respective offices.

     Prior to the Company’s initial public offering, the Executive Committee of the Board of Directors, acting as the Compensation Committee, approved the compensation to be paid to the chief executive officer and senior management of the Company. As noted above, the Executive Committee is comprised of Directors Marshall T. Reynolds, Douglas V. Reynolds, Kirby J. Taylor and John S. Cooper. Mr. Cooper, the Company’s president and chief executive officer, did not participate in the Executive Committee’s determination of compensation for his office. See “Certain Relationships and Related Transactions” in this proxy statement for information regarding certain transactions with companies affiliated with Mr. Marshall Reynolds.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its chief executive officer and other executive officers. The disclosure requirements for the chief executive officer and other executive officers include a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the new Compensation Committee of the Board of Directors has prepared the following report for inclusion in this proxy statement. As noted above, the Company’s Executive Committee acted as the Compensation Committee during 2003. Insofar as this report relates to compensation decisions implemented in 2003, the report is based in part upon discussions with, and information provided by, the Company’s Executive Committee. The Compensation Committee expects that the Company’s overall executive compensation program in 2004 will be similar to the program in 2003.

     The role of the Compensation Committee is to annually review the compensation levels of the executive officers and recommend changes to the Board of Directors. The Committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain talented executive officers who are capable of maximizing the Company’s performance for the benefit of the shareholders. The Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of the Company. The compensation program has two key elements of total direct compensation: base salary, and annual incentive compensation. The third element of the compensation program is benefits.

     While the Committee does not use strict numerical formulas to determine changes in compensation for the chief executive officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company’s operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly-sized corporations. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of the chief executive officer and other executive officers. Rather, all factors were considered.

     Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, recent results, the Company’s image, work environment, performance targets and affordability.

     Payouts under the Company’s annual incentive compensation program are based on a percentage of the operating profits of the Company and its business units. The formula for determining the amount of bonuses for each of our business units was determined annually by the Executive Committee, and will be determined by the Compensation Committee in the future. Individual payouts are a function of the Company’s financial performance and the performance of the individual executive. The Committee believes that this funding formula provides a direct link between financial performance and actual compensation.

This report has been provided by the Compensation Committee:

Daniel P. Harrington (Chairman)
A. Michael Perry
Robert L. Shell, Jr.

Directors’ Compensation

     Directors of the Company, other than directors who also serve as executive officers of the Company, are paid $500 for each meeting of the Board of Directors that they attend. No committee fees have been paid. All directors are entitled to be reimbursed for their expenses incurred while attending meetings of the Board of Directors.

Executive Compensation

     The following table sets forth for the years ended December 31, 2003 and 2002, certain information as to the total remuneration paid by the Company to its chief executive officer, as well as to the four most highly compensated executive officers of the Company, other than the chief executive officer, who received total annual compensation in excess of $100,000. Summary compensation information is excluded for the year ended December 31, 2001, as Portec Rail Products was not a public company. Each of the individuals listed in the table below are referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other Annual	Restricted Stock	Options/		All Other
Name and Principal		Salary	Bonus (1)	Compensation (2)	Award(s)	SARs	LTIP	Compensation (1)
Position	Fiscal Year	($)	($)	($)	($)	(#)	Payouts	($)
John S. Cooper	2003	$106,700	$50,000	$52,400	$—	—	—	$1,900	(4)
President and Chief	2002	140,000	63,000	52,400	—	—	—	2,300	(4)
Executive Officer

Lucian J. Sieja	2003	116,900	15,900	—	—	—	—	2,000	(4)
President and General Manager,	2002	110,600	5,400	—	—	—	—	1,800	(4)
Shipping Systems Division

Richard J. Jarosinski	2003	112,400	53,000	—	—	—	—	2,000	(4)
President and General	2002	107,000	48,000	—	—	—	—	1,800	(4)
Manager, Railway Maintenance
Products Division

Konstantinos Papazoglou	2003	112,100	50,500	—	—	—	—	9,000	(5)
President,	2002	87,500	38,900	—	—	—	—	6,000	(5)
Portec, Rail Products Ltd.

Michael D. Bornak	2003	102,300	48,000	—	—	—	—	1,800	(4)
Chief Financial Officer	2002	93,000	42,000	—	—	—	—	1,500	(4)

(1)	Bonus earned in year indicated, but paid in the first quarter of the subsequent year.

(2)	Represents taxable pension payments from the Portec Rail Products, Inc. Retirement Plan, a defined benefit plan sponsored by the Company.

(3)	Portec Rail Products provides certain of its executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Management believes that the aggregate value of these benefits for fiscal 2003 or 2002 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

(4)	Amount represents an employer matching contribution under our 401(k) Retirement Plan.

(5)	Amount represents an employer contribution under a defined contribution plan.

Benefits

     Incentive Compensation. The Company provides its employees with incentive compensation based on a percentage of the operating profits of the Company and its business units, although incentive compensation is not made pursuant to a formal written plan. The formula for determining the amount of bonus for each of our business units was determined annually by the Executive Committee of the Company. The incentive bonus payable to the employees of the Shipping Systems Division, Portec, Rail Products Ltd. and Portec Rail Products (UK) Ltd. has

historically been based on a discretionary percentage of operating profits for each business unit, ranging from 8% to 15%, depending on the performance level of the business unit and as approved by the Compensation Committee. The specific amount of the bonus pool awarded to a division president is approved by the Compensation Committee and the remainder of the bonus pool is distributed to division employees at the discretion of the division president, after an informal review by the chief executive officer of the Company.

     With respect to the Railway Maintenance Products Division, the bonus is determined as a percentage of the division’s operating profits in excess of certain performance criteria which may change from year to year. The aggregate bonus pool is then divided by the total payroll for this division and the resulting percentage is paid as a bonus to each employee.

     Defined Benefit Pension Plans. The Company maintains the Portec Rail Products, Inc. Retirement Plan (the “Retirement Plan”), which is a qualified, tax-exempt defined benefit plan that covers substantially all United States employees. Salaried employees age 21 or older who have worked at the Company for a period of one year in which they have 1,000 or more hours of service are eligible for participation in the Retirement Plan. Hourly employees become immediately eligible to participate in the Retirement Plan.

     For salaried employees, the normal retirement benefit, payable at or after age 65, is a monthly payment equal to 1/12 of the sum of (1) and (2), where (1) is the participant’s accrued benefit under the predecessor plan, if any, and (2) is the product of (A) and (B), where (A) is 1.4% of “final average earnings” (average compensation based on the average of the five consecutive years providing the highest average in the ten-year period prior to retirement) plus 0.4% of final average earnings in excess of the participant’s “covered compensation” (average of the Social Security wage bases for the 35 years prior to normal retirement age), and (B) is the participant’s years of credited service.

     With respect to hourly employees who terminate service on or after January 1, 2001, the normal retirement benefit is a monthly payment equal to the participant’s credited service multiplied by $30.

     In August 2003, the Retirement Plan was amended to freeze additional benefit accruals and credited service as of December 31, 2003. No employee will be eligible to become a new or rehired participant in the Retirement Plan after that date. The normal form of benefit from the Retirement Plan for a single participant is a life annuity, or for a married participant, a qualified joint and survivor annuity.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the average salary and benefit classifications specified below.

Salary Benefit:	Years of Benefit Service
Average Salary	5 Years	10 years	15 Years	20 years	25 years	30 Years
$20,000	$1,400	$2,800	$4,200	$5,600	$7,000	$8,400
$30,000	$2,100	$4,200	$6,300	$8,400	$10,500	$12,600
$40,000	$2,800	$5,600	$8,400	$11,200	$14,000	$16,800
$50,000	$3,621	$7,241	$10,862	$14,483	$18,103	$21,724
$60,000	$4,521	$9,041	$13,562	$18,083	$22,603	$27,124
$75,000	$5,871	$11,741	$17,612	$23,483	$29,353	$35,224
$100,000	$8,121	$16,241	$24,362	$32,483	$40,603	$48,724
$150,000	$12,621	$25,241	$37,862	$50,483	$63,103	$75,724

     For the plan year ending December 31, 2003, the Company funded its minimum contribution of $147,000 to the Retirement Plan in February, 2004. As of December 31, 2003, Messrs. Cooper, Sieja, Jarosinski and Bornak had 24, 9, 28 and 6 years of service, respectively.

     Portec Rail Products (UK) Ltd. maintains the Portec Rail Products (UK) Limited Retirement Benefits Scheme in the United Kingdom (the “UK Retirement Plan”). The UK Retirement Plan is a contributory defined benefit pension plan covering approximately 21 active employees, as well as former employees and retirees. The UK Retirement Plan has generally been frozen to new entrants since April 1, 1997. Benefits under the UK Retirement Plan are based on a combination of eligible service and pensionable salary during defined periods of service. For these purposes, eligible service includes complete years and months of service up to a participant’s normal retirement date, subject to a maximum of 40 years for salaried employee members. Pensionable salary is the greater of basic annual salary and the total taxable earnings in the previous tax year, including bonuses. A participant’s final pensionable salary is determined to be the highest average of the highest 3 consecutive pensionable salaries in the 10 years ending on the normal retirement date or other termination date. Salaried employees receive as a retirement provision, 1/60th of their final pensionable salary for each complete year of pensionable service (and a proportionate amount of each additional month of pensionable service. Hourly employees receive, as a retirement pension 1/80th of their final pensionable salary for each complete year of pensionable service with a proportionate amount for each additional month of service.) The maximum annual pension is two-thirds of a participant’s final pensionable salary, as determined under the plan; however, pension benefits will increase annually by a cost-of-living factor. Portec Rail Products (UK) Ltd. had annually contributed 10% of each active employee’s eligible compensation to the plan and each active employee was required to contribute 3% of eligible compensation. In September 2003, the UK Retirement Plan was amended to freeze all future benefit accruals for all participants, effective as of December 31, 2003. As a result of the amendment, no further employee contributions will be made to the plan and Portec Rail Products (UK) Ltd. will be solely responsible for meeting minimum funding requirements to maintain the plan. Future pension costs and plan funding will be solely dependent upon the performance of plan assets.

     The following table indicates the annual retirement benefit that would be payable under the UK Retirement Plan to a salaried employee upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the average salary and benefit classifications specified below.

Average	Salaried Employees Years of Pensionable Service
Pensionable Salary	5 Years	10 years	15 Years	20 years	25 years	30 Years
	(In Pounds)
£10,000	£833	£1,667	£2,500	£3,333	£4,167	£5,000
£20,000	£1,667	£3,333	£5,000	£6,667	£8,333	£10,000
£30,000	£2,500	£5,000	£7,500	£10,000	£12,500	£15,000
£40,000	£3,333	£6,667	£10,000	£13,333	£16,667	£20,000
£50,000	£4,167	£8,333	£12,500	£16,667	£20,833	£25,000
£60,000	£5,000	£10,000	£15,000	£20,000	£25,000	£30,000
£70,000	£5,833	£11,667	£17,500	£23,333	£29,167	£35,000
£80,000	£6,667	£13,333	£20,000	£26,667	£33,333	£40,000

     The following table indicates the annual retirement benefit that would be payable under the UK Retirement Plan to an hourly employee upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the average salary and benefit classifications specified below.

Average	Hourly Employees Years of Pensionable Service
Pensionable Salary	5 Years	10 years	15 Years	20 years	25 years	30 Years
	(In Pounds)
£10,000	£625	£1,250	£1,875	£2,500	£3,125	£3,750
£20,000	£1,250	£2,500	£3,750	£5,000	£6,250	£7,500
£30,000	£1,875	£3,750	£5,625	£7,500	£9,375	£11,250
£40,000	£2,500	£5,000	£7,500	£10,000	£12,500	£15,000
£50,000	£3,125	£6,250	£9,375	£12,500	£15,625	£18,750
£60,000	£3,750	£7,500	£11,250	£15,000	£18,750	£22,500
£70,000	£4,375	£8,750	£13,125	£17,500	£21,875	£26,250
£80,000	£5,000	£10,000	£15,000	£20,000	£25,000	£30,000

     As of December 31, 2003, Gary Bale, a director and managing director of Portec Rail Products (UK) Ltd. had 20 years of service credited under the UK Retirement Plan.

     Equity Compensation Plan Information. As of December 31, 2003, the Company did not have any equity compensation plans under which the Company’s common stock is authorized for issuance.

Certain Relationships and Related Transactions

     Except as noted below, since January 1, 2003, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $60,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

     The Company is a lending customer of Boone County Bank, Inc., a wholly-owned subsidiary of Premier Financial Bancorp, Inc., located in Madison, West Virginia. Marshall T. Reynolds, our chairman of the board, is the chairman of the board and a principal shareholder of Premier Financial Bancorp, Inc. The largest amount of indebtedness to Boone County Bank, Inc. at any time since January 1, 2003 was $244,200, and the amount of such indebtedness at December 31, 2003 was $73,600. Interest on the loans accrues at the prime rate. The loans were obtained in the ordinary course of business and were on comparable terms to loans available from other lenders. The $73,600 owed to Boone County Bank, Inc. as of December 31, 2003 was paid off in full in January 2004 with proceeds from our initial public offering of common stock.

     The Company is a customer of McGinnis Bros., Inc., d/b/a McCorkle Machine & Engineering. During the year ended December 31, 2003, the Company paid approximately $155,100 to McCorkle Machine & Engineering for machining services used at its Huntington, West Virginia operations. Marshall T. Reynolds owns 100% of the outstanding shares of The Harrah & Reynolds Corporation, which owns 100% of the outstanding shares of McGinnis Bros., Inc.

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Company has approved the engagement of BKD, LLP to be the Company’s auditors for the 2004 fiscal year, subject to the ratification of the engagement by the Company’s shareholders. At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of BKD, LLP for the Company’s fiscal year ending December 31, 2004. A representative of BKD, LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

     On August 26, 2003, we appointed BKD, LLP as our independent auditors and dismissed Deloitte & Touche LLP. The board of directors participated in and approved the decision to change independent accountants. The decision to change auditing firms was made in connection with our decision to conduct the Company’s initial public offering. Deloitte & Touche LLP had previously been engaged to audit the financial statements for the year ended December 31, 2002 (however, they have not reported on the financial statements for the year ended December 31, 2002 included in our 2003 Form 10-K as such financial statements were subsequently re-audited by BKD, LLP).

     Our financial statements for the years ended December 31, 2001 and 2000 were audited by Ernst & Young LLP (however, they have not reported on the financial statements for the year ended December 31, 2001 included in our 2003 Form 10-K as such financial statements were subsequently re-audited by BKD, LLP). Each of the reports of Deloitte & Touche LLP for the year ended December 31, 2002 and of Ernst & Young LLP for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2002 and through August 26, 2003, there were no disagreements with Deloitte & Touche LLP and for the years ended December 31, 2001 and 2000, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP or Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

     During the two years ended December 31, 2002, and from December 31, 2002 through the engagement of BKD, LLP as our independent accountant, neither we nor anyone on our behalf consulted BKD, LLP with respect to any accounting, auditing or financial reporting issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statement, or any related item.

     As noted above, the Company engaged BKD, LLP as it independent auditor on August 26, 2003. Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal year 2003 and 2002 by BKD, LLP, the Company’s principal accounting firm.

	2003	2002
Audit Fees	$399,400	$—
Audit-related Fees	111,300	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$510,700	$—

     Audit Fees. Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company for the years ended December 31, 2000, 2001 and 2002 and the nine-months ended September 30, 2003, including expenses.

     Audit-related Fees. Audit-related fees were for professional services rendered for assistance with the initial public offering Registration Statement on Form S-1 and general matters to assist the Company in its initial public offering as well as SAS 100 review for the quarters ended September 30, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, including expenses.

     Tax Fees. No tax fees were billed and no services were rendered by BKD, LLP during 2003.

     All Other Fees. No other fees were billed and no services were rendered by BKD, LLP during 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     In 2004, the Audit Committee adopted a policy requiring pre-approval of all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the audit fees, audit related fees and other fees paid in 2003 and 2002 were approved per the Audit Committee’s pre-approval policies (which had not been implemented at the time such fees were paid).

     In order to ratify the selection of BKD, LLP as the auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BKD, LLP AS AUDITORS FOR THE 2004 FISCAL YEAR.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, no later than January 4, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company’s directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $4,000, plus out-of-pocket expenses.

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO MR. MICHAEL D. BORNAK, PORTEC RAIL PRODUCTS, INC., 900 OLD FREEPORT ROAD, PITTSBURGH, PENNSYLVANIA 15238-8250, OR CALL AT (412) 782-6000.

BY ORDER OF THE BOARD OF DIRECTORS

Kirby J. Taylor Corporate Secretary

Pittsburgh, Pennsylvania May 3, 2004

EXHIBIT A

PORTEC RAIL PRODUCTS, INC.

Audit Committee Charter

I. Purpose

     The Audit Committee (the “Committee”) of Portec Rail Products, Inc. (the “Company”) is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements

•	the qualifications and independence of the Company’s independent auditor

•	the performance of the Company’s internal accounting function and independent auditor

•	the Company’s disclosure controls and system of internal controls over financial reporting

     The Committee should foster adherence to, and encourage continuous improvement of, the Company’s policies, procedures and practices. The Committee should also provide an open avenue of communication among financial and senior management, the internal audit function, the independent auditor and the Board.

     The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     The Committee will report regularly to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

II. Composition and Meetings

     The Committee shall be comprised of at least three directors, as determined by the Board. Each Committee member shall be an independent director, as defined by all applicable rules and regulations, including the listing standards of Nasdaq (subject to applicable exemptions), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in periodic filings as required by the SEC.

     The members of the Committee shall be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The Committee shall meet at least quarterly or more frequently as circumstances dictate. Each regularly scheduled meeting shall include an executive session of the Committee absent members of management and on such terms and conditions as the Committee may choose. The Committee will meet periodically with management, the internal accounting executive and the independent auditor, in separate executive sessions where appropriate, to discuss any matters that the Committee or each of those parties believe should be discussed privately. The

Committee, or with the Committee’s approval the Chairman of the Committee, will meet quarterly with the independent auditor and management to discuss the Company’s financial statements.

     III. Duties and Responsibilities

     The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Review and discuss with management and the independent auditor the certifications of the Company’s chief executive officer and chief financial officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and the relevant reports rendered by the independent auditor.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss quarterly reports from the independent auditor on:

(a)	all critical accounting policies and practices used or to be used

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review with management, corporate counsel and the independent auditor the status of legal matters, including the significance of such matters on the Company’s financial statements, and the adequacy of disclosures regarding such matters in the Company’s financial statements and SEC filings.

•	Review with management and the independent auditor all related party transactions and determine that all required disclosures are included in the Company’s annual report and annual proxy statement.

•	Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Independent Auditor

•	Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing an audit report on the Company’s financial statements or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

•	Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

•	Obtain and review a report from the independent auditor at least annually regarding:

(a)	the internal quality control procedures of the independent auditor’s firm

(b)	any material issues raised by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

(c)	all relationships between the independent auditor and the Company.

•	Review and pre-approve on an annual basis both audit and non-audit services to be provided by the independent auditor (other than with respect to non-significant exceptions permitted by the Sarbanes-Oxley Act of 2002) in accordance with the Company’s pre-approval policy.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Employees or former employees of the independent auditor who participated in any capacity in the audit of the Company will not be hired by the Company unless (a) it is determined that such a hiring would not violate any rules and regulations and (b) the hiring is pre-approved by the Board.

Internal Accounting Function

•	Review and advise on the appointment and replacement of the senior internal accounting executive.

•	Review activities, organizational structure and qualifications of the internal accounting function.

•	Review the significant reports to management prepared by the internal accountant and management’s responses.

•	Review the annual audit plan and the process used to develop the plan. Assess the status of activities, significant findings, recommendations and management’s response.

•	Review periodically with the independent auditor the budget, staffing and responsibilities of the internal accounting function.

•	Review periodically with the internal accountant any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

Other Responsibilities

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee.

IV. Limitation of Audit Committee’s Role

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT B

PORTEC RAIL PRODUCTS, INC.

Nominating Committee Charter

     The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Portec Rail Products, Inc. (the “Company”) shall consist of a minimum of three directors, as determined by the Board. Members of the Committee shall be appointed and may be removed by the Board. All members of the Committee shall be independent directors, and shall satisfy the applicable Nasdaq Stock Market listing standards for independence.

     The purpose of the Committee shall be to assist the Board in identifying qualified individuals to become Board members, in determining the size and composition of the Board and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the Company’s corporate governance guidelines.

     In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

     1. To lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In addition, the Committee shall adopt procedures for the submission of recommendations by shareholders as it deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

     2. To review and monitor the Board’s compliance with applicable Nasdaq Stock market listing standards for independence.

     3. To make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of the Company, leadership qualities, diversity, stock ownership) for the selection of individuals to be considered for election or re-election to the Board.

     4. To review the Board’s committee structure and to recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

     5. To review on an annual basis director compensation and benefits.

     The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

     The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

     The Committee shall report its actions and recommendations to the Board after each Committee meeting. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

B-1

REVOCABLE PROXY

PORTEC RAIL PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 26, 2004

     The undersigned hereby appoints the Robert L. Shell, Jr. and Kirby J. Taylor with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701 on May 26, 2004, at 10:00 a.m. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD	FOR ALL EXCEPT

1.	The election as Directors of all nominees listed below each to serve for a one-year term	☐	☐	☐

Marshall T. Reynolds, John S. Cooper, Philip E. Cline, Daniel P. Harrington, Charles R. Hooten, Jr., A. Michael Perry,
Douglas V. Reynolds, Neil W. Scaggs, Robert L. Shell, Jr., Kirby J. Taylor, Thomas W. Wright

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name of the nominee(s) on the space provided below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of BKD, LLP as auditors for the Company for the year ending December 31, 2004.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated May 3, 2004 and the Company’s 2003 Annual Report.

Dated:

SIGNATURE OF Shareholder(s)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.